CUSIP No. 45677V018

                                    EXHIBIT I
                             JOINT FILING AGREEMENT
                            PURSUANT TO RULE 13D-1(k)

The undersigned acknowledge and agree that the foregoing statement on Schedule 13D is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13D shall be filed on behalf of each of the undersigned without the necessity of filing additional joint acquisition statements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that he or it knows or has reason to believe that such information is inaccurate.

TRINAD CAPITAL MASTER FUND, LTD.            TRINAD MANAGEMENT, LLC
a Cayman Islands exempted company           a Delaware limited liability company

By: /s/ Robert S. Ellin                     By: /s/ Robert S. Ellin
   ------------------------------              ---------------------------------
    Robert S. Ellin, Director                   Robert S. Ellin, Managing Member

Date: November 27, 2006                        Date: November 27, 2006


TRINAD CAPITAL LP                           TRINAD ADVISORS GP, LLC
a Delaware limited partnership              a Delaware limited liability company

By: TRINAD ADVISORS GP, LLC
a Delaware limited liability company
As its General Partner

                                            By: /s/ Robert S. Ellin
                                               ---------------------------------
                                                Robert S. Ellin, Managing Member

By: /s/ Robert S. Ellin                     Date: November 27, 2006
   ------------------------------
    Robert S. Ellin, Managing Member

Date: November 27, 2006


By: /s/ Robert S. Ellin                     By: /s/ Jay A. Wolf
   ------------------------------              ---------------------------------
    Robert S. Ellin, an individual              Jay A. Wolf, an individual

Date: November 27, 2006                     Date: November 27, 2006